Exhibit 99.1

Qurate Retail Group Announces Initiatives to Deliver Long-Term Growth

•	HSN and QVC US will come together in new “QXH” business unit, while maintaining unique brand identities and St. Petersburg, FL headquarters for HSN
•	Expected to accelerate digital initiatives, drive growth, and increase total synergies by an incremental $120-$125 million
•	Plan will integrate HSN and QVC US buying organizations and fulfillment networks, streamline operations at HSN

West Chester, PA (Wed., Oct. 17) – Qurate Retail Group (QRG) today announced a series of initiatives designed to better position its HSN and QVC US businesses for long term growth, increase synergies, and accelerate the Company’s digital transformation, building on the integration strategy announced following the HSNi acquisition in December 2017.

The initiatives announced today are:

•	Combining the HSN and QVC US business units into a new business unit that will be referred to as QXH.
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This will ensure an aligned approach to the US market and better leverage the combined scale and resources of the two organizations, while still maintaining the unique identity of each brand and the St. Petersburg, FL campus for HSN.

•	Streamlining operations, principally at HSN, to create a leaner, more agile organization and better leverage the resources of QRG.
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Approximately 350 positions will be eliminated by year-end 2018, the majority at HSN’s St. Petersburg, FL and Long Island, NY operations, and a smaller number of QRG and QVC positions in West Chester, PA.

•	Integrating the HSN and QVC US fulfillment networks to enhance delivery speed and lower costs to serve customers.
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The first phase includes opening a new fulfillment center in Bethlehem, PA in 2019 as well as anticipated closures of fulfillment centers in Lancaster, PA, Roanoke, VA, and Greeneville, TN in 2020. Approximately 1,725 positions will be eliminated in these centers upon closure, partially offset by the anticipated hiring of 1,200 – 1,500 positions at the new Bethlehem facility.

o	Additionally, QRG will evolve toward a leased vs. owned model for many of its fulfillment facilities, to increase flexibility and reduce longer term capital requirements.

“As the world’s leader in social, digital and video commerce, Qurate Retail Group is committed to extending our leadership in a rapidly changing retail market and attracting the next generation of consumers by bringing compelling product discoveries to market every day, creating seamless customer experiences, and developing highly engaging digital and social shopping platforms,” said Mike George, President and Chief Executive Officer, Qurate Retail, Inc., the parent company of QVC and HSN. “The changes announced today will enable us to accelerate this transformation by better leveraging the considerable scale and resources of our HSN and QVC US businesses.”

Taken together, HSN and QVC US generated $8.5 billion in revenue in 2017, reached 100 million homes through five broadcast networks, attracted more than 1 billion visits to its websites, and shipped over 170 million items. The initiatives announced today are expected to drive growth by enabling HSN and QVC US to better serve their combined US customer and vendor base.

Expected benefits include:

•	Enhanced product discovery and optimization of product offerings across broadcast networks and digital and social platforms, supported by expanded live and on-demand content;
•	Improved delivery times and package consolidation;
•	Heightened focus, speed, and agility in response to customer needs and market changes; and
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Greater cost synergies from the HSNi acquisition, as outlined below, used in part to fund performance marketing and other investments geared toward accelerating growth and driving the digital initiatives.

Team members impacted by these reductions and closures will receive support to aid in their transition, including severance payments, continuation of some benefits, and outplacement assistance.

At its May Investor Day, QRG outlined $200-$220 million of estimated run-rate operating synergies from the HSNi acquisition. The aforementioned initiatives are expected to deliver an additional $120-$125 million of synergies, bringing total estimated run-rate operating synergies to $320-$345 million by 2022.

The details of the expected additional synergy benefits and costs, resulting from both the initiatives announced today and others that are being evaluated by QRG, are as follows:

•	$120-$125 million annual incremental run-rate synergies in 2022
o	$40 million expected in 2019
o	Ramping to $120-$125 million annual synergy benefit in 2022
•	$20 million annual incremental lease expense in 2022
o	$10 million in 2019
o	Ramping to $20 million in 2022
o	Reflects shift from owned to leased fulfillment centers
•	Incremental one-time costs:
o	$40-$45 million severance and restructuring expense in Q3-18 (below adjusted OIBDA)
o	$30 million startup and dual running costs of new facilities over the course of 2019-2021 (included in adjusted OIBDA)
o	$200 million one-time net capital investment through 2022 for new fulfillment centers, automation, and technology investments, net of anticipated proceeds from sale of existing facilities

“Today’s initiatives are the next step in our ongoing review of how to best continue the integration of HSN and QVC. With a focus on driving digital transformation, these efforts will extend our leadership in social, digital, and video commerce,” added George.  “I want to thank the many dedicated team members who will be impacted by these changes. Their commitment to HSN, QVC, and our customers, in some cases spanning 25 years or more, has been instrumental to our success. Our excitement today over the positive impact of these changes is tempered by the loss of many valued team members.”

Combining the HSN and QVC US business units into a new QXH business unit, while maintaining the unique identity of each brand and the St. Petersburg, FL headquarters for HSN

The HSN and QVC US business units are being combined to form a new business unit that will be referred to as QXH. “The QXH name reflects the continued importance of the QVC and HSN brands, the multiplying power of bringing these brands together to maximize performance in the US market, and the engaging customer experiences we will offer across our five HSN, QVC, and Beauty iQ networks and digital properties,” according to George.  The QXH leadership team, reporting to Mike George, will include:

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Mary Campbell, Chief Merchandising Officer, QRG and Chief Commerce Officer, QVC US, who will be responsible for QXH Merchandising, Marketing, Brand, and Digital strategy and the QVC US Digital, Content, and Broadcast operations. Mary will have primary responsibility for the development and growth of the QVC brand.

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Mike Fitzharris, President, HSN, who will be responsible for QXH Video Platform Expansion and Distribution and the HSN Digital, Content, and Broadcast operations. Mike will have primary responsibility for the development and growth of the HSN brand and oversight of the St. Petersburg campus.

These appointments are effective immediately.  As part of these changes, the QVC US President role is being eliminated, and Steve Hofmann, who currently holds that position, will be leaving QRG effective Oct. 19, 2018.

“I want to thank Steve for his many contributions to QVC and QRG over the last 11 years.  He’s led both our QVC International and US businesses and played key roles as we’ve grown our global organization,” said George. “Under Steve’s leadership, QVC has expanded its global presence, deepened customer relationships around the world, and developed more streamlined operations across QVC’s international markets. Everyone at Qurate Retail Group wishes him well in his future endeavors.”

Additionally, the HSN and QVC US buying organizations are being combined and structured around seven strategic category groups: Apparel, Accessories and Jewelry, Beauty, Kitchen Electronics and Cookware, Home Innovations, Home Style, and Consumer Electronics. Category leaders will be responsible for developing and driving strategies to maximize growth in the US market, across both the QVC and HSN platforms.

This integrated buying organization is expected to provide several benefits, including: increased speed to market with the best brands, products, ideas and entrepreneurs; optimized product assortments across QXH’s five US networks and multiple web and social platforms to maximize customer choice; a more aggressive pursuit of white space opportunities; and better alignment with our vendor partners.

Mary Campbell said, “This approach will streamline business practices and create more opportunities for brands across QVC and HSN. It will enable us to drive product leadership and brand-building capabilities across a united team, while preserving the unique positioning of QVC and HSN.”

Streamlining operations, principally at HSN, to create a leaner, more agile organization and better leverage the resources of QRG

HSN is implementing a number of changes designed to better focus the organization on the most important growth opportunities and create a leaner, more agile business capable of responding more quickly to its customers. These changes better align the organization with the previously announced strategies aimed at restoring HSN to growth by creating fresher and more diverse product assortments, enhancing the on-air experience, driving digital growth, and improving the customer experience. HSN will also undertake a redesign of its campus to create a better working environment and ensure that the facilities enable the team to operate at its best.

The new organization design is expected to enable HSN to better leverage Qurate Retail Group’s resources. The design was based, in part, on learnings from how QVC operates its international businesses to best serve the local markets while also leveraging global resources and scale.

Additionally, HSN is closing its Ingenious Designs facility in Long Island, NY, shifting the design and sourcing of those product lines to QRG’s in-house design and sourcing team.

“We are beginning to see progress with our initiatives designed to turn around the business, and we are fully committed to the HSN brand and to our St. Petersburg home. The actions we are taking today are difficult, but they are imperative for our long-term success,” said Mike Fitzharris, President, HSN. “We thank all of our HSN team members for their hard work and dedication over the years, and for the support of the Tampa Bay community as we continue to evolve our business for the new retail economy.”

Qurate Retail Group is also reducing some resources in its corporate support operations due to the deeper integration and streamlining at HSN. Additionally, QVC US is eliminating positions in a few areas in order to redeploy resources into its digital offerings and performance marketing teams while also expanding the number of live and on-demand hours of content produced.

Integrating the HSN and QVC US fulfillment networks to enhance delivery speed and lower cost to serve customers

Qurate Retail Group is launching a multi-year strategy to restructure and integrate the HSN and QVC US fulfillment networks.

Today, QRG operates four HSN and five QVC US fulfillment centers, with many of the fulfillment centers dedicated to specific categories, such as hard goods or apparel. Over the next three to four years, QRG plans to:

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Combine HSN and QVC fulfillment centers into integrated fulfillment centers carrying the full product assortments of both brands, in order to combine shipments to the customer and lower operating expenses.

•	Relocate some fulfillment centers to reduce delivery time to the customer and lower freight expenses.
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Upgrade fulfillment technologies, including deploying a proprietary Warehouse Management System (WMS) that is expected to allow QRG to improve speed and efficiency of serving customers across all brands. The new WMS is currently being implemented in QVC’s Florence, SC fulfillment center and will be followed by the Rocky Mount, NC facility.

Once completed, the integrated fulfillment network is expected to: increase average delivery speeds to customers by two days; enable more items to be consolidated into single shipments to improve customer convenience; and deliver significant savings in freight and fixed costs.

In the first phase of this program, QRG will invest in a new state-of-the-art fulfillment center in Bethlehem, PA, which is planned to open mid-to-late 2019 and will have a workforce of 1,200-1,500 at full operation. The new facility will handle both QVC and HSN product, and fulfill approximately 25 percent of network volume. The new facility is also expected to feature QRG’s proprietary WMS platform. The facility is in addition to the existing zulily fulfillment center also located in Bethlehem, PA and will not affect operations at that site.

With the new facility in Bethlehem, QRG will ultimately close its QVC fulfillment center in Lancaster, PA and, as previously announced, its HSN fulfillment center in Roanoke, VA, and its temporary fulfillment center operation in Greeneville, TN. All will continue to operate as they do today until the Bethlehem facility is fully operational in 2020. Approximately 1,725 team members in those sites will be affected by this transition.

“This difficult decision was made after much discussion and thoughtful analysis and is expected to provide us with the capability to fulfill packages across brands and consolidate shipments for a better, faster and more environmentally friendly customer experience with lower shipping costs,” said Bob Spieth, Chief Operations Officer, QRG. “Our operations in Lancaster, Roanoke and Greeneville have served us well over the years, and will continue to do so over the near-term. We thank our teams there for their dedication and support as we move forward.”

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about initiatives regarding Qurate Retail Group and the HSN and QVC US businesses (the “initiatives”), the timing of the implementation of the initiatives, expected changes in employee headcount as a result of the initiatives, and expected benefits resulting from the initiatives, including the amount and timing of expected synergy benefits and costs resulting from the initiatives. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and each of Qurate Retail, Inc.  (“QRI”) and QVC, Inc. (“QVC”) expressly disclaim any obligations or undertakings to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QRI’s or QVC's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QRI and QVC, including each of their most recent Forms 10-K and 10-Q for additional information about QRI and QVC, respectively, and about the risks and uncertainties related to each of QRI’s and QVC's business which may affect the statements made in this press release.

About Qurate Retail Group

Qurate Retail Group comprises seven leading retail brands — QVC, HSN, zulily, Ballard Designs, Frontgate, Garnet Hill and Grandin Road — all dedicated to providing a ‘third way to shop,’ beyond transactional ecommerce or traditional brick-and-mortar stores. Globally, Qurate Retail Group is #1 in video commerce, reaching approximately 370 million homes worldwide via 16 television networks and multiple ecommerce sites, social pages, mobile apps, print catalogs and in-store destinations. Qurate Retail Group is #3 in ecommerce in North America and #3 in mobile commerce in the US (according to Internet Retailer). Qurate Retail Group combines the best of retail, media and social to curate products, experiences, conversations and communities for millions of highly discerning shoppers – bringing joy, inspiration and humanity to shopping. Qurate Retail Group also curates large audiences, across multiple platforms, for thousands of brand vendors. Headquartered in West Chester, PA, Qurate Retail Group has 27,000 team members in the US, the UK, Germany, Japan, Italy, France, Poland and China. For more information, visit www.qurateretailgroup.com.

Qurate Retail, Inc. (NASDAQ: QRTEA, QRTEB) includes the Qurate Retail Group portfolio of brands as well as other minority investments.